UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________

FORM 8-K/A
______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2014

FUSE SCIENCE, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-22991	87-0460247
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5510 Merrick Rd., Massapequa, NY 11758
(Address of Principal Executive Office) (Zip Code)

(516) 659-7558
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On October 1, 2014, Fuse Science, Inc., a Nevada corporation (“we” or the “Company”) entered into an Agreement and Plan of Reorganization (the “Merger Agreement”) with Spiral Energy Tech, Inc., a Nevada corporation (“Spiral”), and Spiral Acquisition Sub, Inc., our newly formed, wholly-owned Nevada subsidiary (“Acquisition Sub”). Upon closing of the transactions contemplated under the Merger Agreement, which occurred concurrently with entering into the Merger Agreement, Acquisition Sub merged with and into Spiral, and Spiral, as the surviving entity, became a 51% majority-owned subsidiary of the Company.  The closing of the Merger Agreement and the completion of the transactions described therein was previously reported in the Company’s Current Report on Form 8-K (the “Initial 8-K”), filed with the SEC on October 6, 2014.

This Amendment No. 1 on Form 8-K/A amends the Initial 8-K to include the financial information referred to in Item 9.01(a) and (b), below, relating to the Merger Agreement. Pursuant to the instructions to Item 9.01 of Form 8-K, the Company hereby amends Item 9.01 of the Initial 8-K to include previously omitted financial statements and pro forma financial information. The information previously reported in the Initial 8-K is hereby incorporated by reference into this Form 8-K/A.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Audited financial statements of Spiral for the years ended December 31, 2013 and 2012, and for the period from January 18, 2008 (inception) to December 31, 2013.

(b) Pro Forma financial information.

Unaudited combined pro forma statements of operations.

(d) Exhibits

The following exhibits are filed as part of this report:

Exhibit No.	Exhibit
99.1	Audited financial statements of Spiral for the years ended December 31, 2013 and 2012, and for the period from January 18, 2008 (inception) to December 31, 2013.
99.2	Unaudited combined pro forma statements of operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUSE SCIENCE, INC.

Date: December 8, 2014	By:	/s/ Ezra Green
Name: Ezra Green
Title: Chief Executive Officer